Exhibit 10(b)(i)

AMENDMENT No. 1 TO

RICHARDSON ELECTRONICS, LTD. EMPLOYEES STOCK OWNERSHIP PLAN

(As Amended and Restated Effective June 1, 2002)

RICHARDSON ELECTRONICS, LTD., a Delaware corporation, hereby further amends the Richardson Electronics, Ltd. Employees Stock Ownership Plan, as previously amended and restated effective June 1, 2002 and as thereafter further amended (the “Plan”), as follows effective May 30, 2009:

1. Section 2.16A is added to the Plan to read as follows:

2.16A “EPCRS”: The Employee Plans Compliance Resolution System of the Internal Revenue Service.

2. Section 4.1(f) is added to the Plan to read as follows:

(f) The Employer shall also contribute to the Plan such amounts as may be necessary in order to effect corrections of benefits due Participants in accordance with EPCRS.

3. Section 6.1(g) is added to the Plan to read as follows:

(g) Any amounts contributed by the Employer pursuant to Section 4.1(f) for the purpose of correcting benefits of Participants pursuant to EPCRS shall be allocated to the respective Accounts of such Participants in accordance with the corrections procedures formulated by the Employer in accordance with EPCRS and (except for EPCRS self-corrections) approved by the Internal Revenue Service.

Dated May 29, 2009.

RICHARDSON ELECTRONICS, LTD.

By	/s/ Kyle C. Badger
Kyle C. Badger
Executive Vice President,
General Counsel and Secretary